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                                                                     Exhibit (i)

                           Drinker Biddle & Reath LLP
                                One Logan Square
                              18th & Cherry Streets
                           Philadelphia, PA 19103-6996
                            Telephone: (215) 988-2700
                            Facsimile: (215) 988-2757

December 30, 2004

The RBB Fund, Inc.
Bellevue Park Corporate Center
400 Bellevue Parkway
Wilmington, Delaware  19809

     Re:  Shares Registered by Post-Effective Amendment No. 90 to
          Registration Statement on Form N-1A (File No. 33-20827)

Ladies and Gentlemen:

     We have acted as counsel to The RBB Fund, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 90 (the "Amendment") to the Company's Registration Statement on Form N-1A under the Securities Act of 1933, as amended. The Board of Directors of the Company has authorized the issuance and sale by the Company of the following classes and numbers of shares of common stock, $.001 par value par share (collectively, the "Shares"), with respect to the Company's n/i numeric investors Emerging Growth Fund, n/i numeric investors Growth Fund and n/i numeric investors Mid Cap Fund:

               PORTFOLIO                        CLASS          AUTHORIZED SHARES

 n/i numeric investors Emerging Growth Fund       FF               50 million

 n/i numeric investors Growth Fund                GG               50 million

 n/i numeric investors Mid Cap Fund               HH               50 million

The Amendment seeks to register an indefinite number of the Shares.

     We have reviewed the Company's Articles of Incorporation, ByLaws, resolutions of its Board of Directors, and such other legal and factual matters as we have deemed appropriate. This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United Stated of America.

     Based upon and subject to the foregoing, it is our opinion that the Shares, when issued for payment as described in the Company's Prospectus offering the Shares and in accordance with the Company's Articles of Incorporation for not less than $ .001 per share, will be legally issued, fully paid and non-assessable by the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Amendment to the Company's Registration Statement.


                                          Very truly yours,



                                          /s/ DRINKER BIDDLE & REATH LLP
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                                          DRINKER BIDDLE & REATH LLP